UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

BROOKDALE SENIOR LIVING INC.
(Name of Registrant as Specified In Its Charter)

ORTELIUS ADVISORS, L.P. PANGAEA VENTURES, L.P. ORTELIUS ADVISORS GP I, LLC PETER DESORCY STEVEN J. INSOFT PAULA J. POSKON FRANK J. SMALL IVONA SMITH STEVEN L. VICK LORI B. WITTMAN
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 5, 2025

ORTELIUS ADVISORS, L.P.

_______________, 2025

Dear Fellow Brookdale Senior Living Stockholders:

Ortelius Advisors, L.P., together with its affiliates, beneficially owns 2,504,155 shares of Common Stock, $0.01 par value per share, of Brookdale Senior Living Inc., a Delaware corporation (“Brookdale” or the “Company”), constituting approximately 1.3% of the shares outstanding.

We believe Brookdale has significant upside potential and multiple paths to building and unlocking sustainable long-term value for stockholders, but that value has been trapped under the stewardship of a Board of Directors that has failed to hold management accountable despite years of underperformance and chronic undervaluation. Although the Board belatedly transitioned away from the Company’s former CEO, whom the Board supported and defended for years, it only did so after we launched our public campaign, and the Board was confronted with demands for change from stockholders. We believe that meaningful stockholder-driven change to the composition of the Board, and the addition of skilled and experienced new directors with fresh perspectives and no ties to the legacy leadership, is necessary to drive real and enduring change in the best interest of stockholders. That is why we are seeking your support to elect our six highly qualified director candidates at the Company’s 2025 annual meeting of stockholders.

We urge you to carefully consider the information contained in the attached Proxy Statement and support our efforts by signing, dating and returning the enclosed WHITE universal proxy card today. The attached Proxy Statement and the enclosed WHITE universal proxy card are first being furnished to stockholders on or about _____________, 2025.

If you have already voted for the incumbent management slate on the Company’s universal proxy card, you have every right to change your vote by signing, dating, marking your vote and returning a later dated WHITE universal proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free number listed on the following page.

Thank you for your support,

/s/ Peter DeSorcy

Peter DeSorcy
Ortelius Advisors, L.P.

If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Ortelius’ proxy materials,

please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

(888) 368-0379

info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MAY 5, 2025

ANNUAL MEETING OF STOCKHOLDERS

OF

BROOKDALE SENIOR LIVING INC.

_________________________

PROXY STATEMENT
OF
ORTELIUS ADVISORS, L.P.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE UNIVERSAL PROXY CARD TODAY

Ortelius Advisors, L.P., together with its affiliates (“Ortelius” or “we”), beneficially owns 2,504,155 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Brookdale Senior Living Inc., a Delaware corporation (“Brookdale” or the “Company”), constituting approximately 1.3% of the shares outstanding.

After years of underperformance and chronic undervaluation at Brookdale, we believe that meaningful stockholder-driven change to the composition of the Company’s Board of Directors (the “Board”), and the addition of skilled and experienced new directors with fresh perspectives and no ties to the legacy leadership, is necessary to drive real and enduring change in the best interest of stockholders. Accordingly, we are seeking your support for the election of our six highly qualified nominees as directors at the Company’s 2025 annual meeting of stockholders to be held on _________, 2025 at ______ Central Time at ___________ (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following items of business:

1.	To elect Ortelius’ six (6) director nominees, Steven J. Insoft, Paula J. Poskon, Frank J. Small, Ivona Smith, Steven L. Vick, and Lori B. Wittman (collectively, the “Ortelius Nominees”), for a one-year term each ending at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and until his or her successor has been duly elected and qualified, or until such director’s death, resignation or removal;
2.	To vote on the Company’s proposal to approve, on an advisory basis, the Company’s named executive officer compensation;
3.	To vote on the Company’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025; and
4.	To transact such other business as may properly come before the Annual Meeting.

This Proxy Statement and the enclosed WHITE universal proxy card are first being mailed to stockholders on or about _______________, 2025.

The Board is currently composed of nine directors, each with terms expiring at the Annual Meeting. Current director Mr. Bumstead is not standing for re-election at the Annual Meeting, and the Company has disclosed in its proxy statement that the number of directors of the Company will be fixed at eight as of the Annual Meeting, although the Company indicated that it plans to increase the size of the Board to nine directors and add the Company’s new CEO once identified. Through the attached Proxy Statement and enclosed WHITE universal proxy card, we are soliciting proxies to elect not only the six Ortelius Nominees, but also two of the Company’s nominees whose election we do not oppose, _______ and _______ (the “Unopposed Company Nominees”). Ortelius and Brookdale will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to eight nominees on Ortelius’ enclosed WHITE universal proxy card. Any stockholder who wishes to vote for any of the Company’s nominees in addition to the Ortelius Nominees may do so on Ortelius’ WHITE universal proxy card. While, there is no need to use the Company’s blue universal proxy card or voting instruction form, regardless of how you wish to vote, you may still vote “FOR” the Ortelius Nominees on the Company’s blue proxy card or blue voting instruction form. Only your latest dated vote will count.

Your vote to elect the six Ortelius Nominees will have the legal effect of replacing six incumbent directors. If at least five Ortelius Nominees are elected, they will represent a majority of the members of the Board. If elected, the Ortelius Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to assess all paths to enhancing stockholder value. There can be no assurance that any of the Company’s nominees will serve as directors if all or some of the Ortelius Nominees are elected. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

Stockholders are permitted to vote for less than eight nominees or for any combination (up to eight total) of the Ortelius Nominees and the Company’s nominees on the WHITE universal proxy card. However, if stockholders choose to vote for any of the Company’s nominees, we recommend that stockholders vote in favor of the Unopposed Company Nominees to help achieve a Board composition that we believe is in the best interest of all stockholders. Ortelius urges stockholders using our WHITE universal proxy card to vote “FOR” all of the Ortelius Nominees and “FOR” the Unopposed Company Nominees.

IF YOU MARK FEWER THAN EIGHT “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR WHITE UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE SIX ORTELIUS NOMINEES AND THE TWO UNOPPOSED COMPANY NOMINEES.

IMPORTANTLY, IF YOU MARK MORE THAN EIGHT “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES “FOR” THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

The Company has set the close of business on ________, 2025 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Each share of Common Stock is entitled to one vote for each of the proposals to be voted on. The address of the principal executive offices of the Company is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were _______ shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

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As of the date hereof, Ortelius Advisors, L.P., a Delaware limited partnership (“OA”), and the other Participants (as defined in below) collectively beneficially own 2,504,155 shares of Common Stock (the “Ortelius Shares”). We intend to vote the Ortelius Shares “FOR” the election of the Ortelius Nominees and the Unopposed Company Nominees, “AGAINST” the approval of the advisory vote on the Company’s named executive officer compensation, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE universal proxy card today.

THIS SOLICITATION IS BEING MADE BY ORTELIUS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH ORTELIUS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE UNIVERSAL PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

ORTELIUS URGES YOU TO SIGN, DATE AND RETURN THE WHITE UNIVERSAL PROXY CARD IN FAVOR OF THE ELECTION OF THE ORTELIUS NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE UNIVERSAL PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting –

This Proxy Statement and our WHITE universal proxy card are available at:

www.__________.com

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IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own. Ortelius urges you to sign, date, and return the enclosed WHITE universal proxy card today to vote “FOR” the election of the Ortelius Nominees and in accordance with Ortelius’ recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE universal proxy card and return it to Ortelius, c/o Saratoga Proxy Consulting, LLC (“Saratoga”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you should be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed WHITE voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form in the enclosed pre-paid return envelope.
•	You may vote your shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your WHITE universal proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

As Ortelius is using a “universal” proxy card containing all six of the Ortelius Nominees as well as the Company’s nominees, there is no need to use any other proxy card regardless of how you intend to vote. Ortelius strongly urges you NOT to sign or return any blue proxy cards or voting instruction forms that you may receive from the Company. Even if you return the blue management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.

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If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Ortelius’ proxy materials,

please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

(888) 368-0379

info@saratogaproxy.com

5

BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	On March 5, 2025, Ortelius delivered a notice of nomination (the “Nomination Notice”) to the Company nominating Steven J. Insoft, Paula J. Poskon, Frank J. Small, Ivona Smith, Steven L. Vick, and Lori B. Wittman (referred to as the Ortelius Nominees) as candidates for election to the Board at the Annual Meeting. Ortelius also issued a press release announcing that it delivered the Nomination Notice, outlining its case for meaningful change at Brookdale following years of underperformance. Later that day, the Company issued a press release acknowledging Ortelius’ delivery of the Nomination Notice.
•	On March 7, 2025, Jessica Hazel, the Company’s Head of Investor Relations, emailed Mr. DeSorcy to set up a call with Ms. Baier and Dawn Kussow, the Company’s Chief Financial Officer, and Ms. Hazel. Later that day, Mr. DeSorcy responded with availability the week of March 17, and requested that independent directors be included on that call. Ms. Hazel informed Mr. DeSorcy that Denise W. Warren, Non-Executive Chairman of the Board, and Lee Wielansky, a member of the Board, also would join the call.
•	On March 20, 2025, Mr. DeSorcy had a call with Mses. Baier, Kussow, Hazel and Warren, and Mr. Wielansky. On the call, Mr. DeSorcy shared his views regarding the Company’s underperformance and the need for meaningful change on the Board – more than just one or two director seats – to unlock the Company’s value. Ms. Baier defended the Company’s record and strategy. Later that day, counsel to Ortelius and the Company spoke, and the Company’s counsel requested that the Ortelius Nominees be made available for interviews with the Company. The Company’s counsel indicated that the interviews would be part of the Board’s ordinary course evaluation of potential candidates, and the Company was not offering to put any of the Ortelius Nominees on the Board as part of a potential resolution of the election contest. Ortelius’ counsel noted that Ortelius would make the Ortelius Nominees available for interviews if Ortelius and the Company are in alignment on a potential resolution of the election contest, and based on the call that did not appear to be the case.
•	On March 22, 2025, the Company’s Executive Vice President, General Counsel and Secretary, Chad White, delivered letters directly to each of the Ortelius Nominees. In the letters, on behalf of the Nominating and Corporate Governance Committee of the Board, Mr. White requested that the Ortelius Nominees schedule interviews “as part of the Board’s normal director nominee evaluation process.” Mr. White further requested that the Ortelius Nominees complete an enclosed director and officer questionnaire in advance of the interview. Ms. Baier also sent separate notes to Ortelius Nominees offering to speak with them. The Ortelius Nominees did not agree to submit the questionnaires or participate in the interviews.
•	On April 1, 2025, Ortelius delivered to the Company a books and records demand for stockholder list materials (the “Stockholder List Demand”).
•	On April 14, 2025, Ortelius and the Company entered into a confidentiality agreement with respect to the Stockholder List Demand.
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•	On April 14, 2025, the Company announced that by mutual agreement between Ms. Baier and the Board, Ms. Baier ceased serving as President, CEO, and director of the Company, effective April 13, 2025, and entered into a separation agreement providing Ms. Baier with certain severance payments and benefits. The Company did not file a copy of the separation agreement with the SEC. The Company announced that the Board appointed Ms. Warren, current Chairman of the Board, to serve as Interim CEO, and the Board initiated a search for the Company’s next CEO. The Company also announced its appointment of Mark Fioravanti to the Board, and that Frank M. Bumstead, a current member of the Board, informed the Board that he would not stand for re-election at the Annual Meeting. According to the Company’s proxy statement, Mr. Fioravanti was identified as a potential candidate for consideration by Ms. Baier.
•	On April 24, 2025, Ortelius sent a public letter to Brookdale stockholders outlining pathways to build and unlock sustainable long-term value, and issued a press release including a copy of the letter. In the letter, Ortelius stated that the Board’s belated actions to change the Company’s leadership, following years of defending the Company’s CEO and Ortelius’ launch of a director election contest, are “too little, too late”, and that Ortelius remains committed to holding the Board accountable, providing viable paths to reversing the Company’s decline, and maximizing long-term stockholder value.
•	Also on April 24, 2025, the Company announced its appointment of Joshua Hausman to the Board. According to the Company’s proxy statement, Mr. Hausman was identified as a potential candidate for consideration by Ms. Warren.
•	On April 26, 2025, through its counsel, Ortelius requested a call with the Company to discuss its public letter and the possibility of resolving the election contest.
•	On April 27, 2025, Mr. DeSorcy had a call with Ms. Warren and Mr. Wielansky. On the call, Mr. DeSorcy discussed his views regarding the Company expressed in his public letter, including the Company’s significant upside potential. He noted that Ortelius views its investment in the Company as long-term, and that the Company should not be looking to sell assets on the cheap. He expressed interest in discussing terms of a potential settlement of the election contest involving adding certain of the Ortelius Nominees to the Board, and noted that he was prepared to make the Ortelius Nominees available immediately for interviews. Ms. Warren said she would need to confer with the Board on whether she would be able to discuss a potential resolution to the election contest with Ortelius.
•	On April 29, 2025, Mr. DeSorcy had a follow-up call with Ms. Warren and Mr. Wielansky. On the call, Ms. Warren and Mr. Wielansky informed Mr. DeSorcy that the Board was not willing to appoint any of the Ortelius Nominees to the Board.
•	Also on April 29, 2025, the Company delivered a letter to Ortelius pursuant to Rule 14a-19(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of its intention to nominate and solicit proxies for each of Denise W. Warren, Jordan R. Asher, Claudia N. Drayton, Mark Fioravanti, Victoria L. Freed, Joshua Hausman, Elizabeth B. Mace and Lee S. Wielansky for election to the Board at the Annual Meeting.
•	On April 30, 2025, the Company filed its preliminary proxy statement with the SEC.
•	On May 5, 2025, Ortelius filed this preliminary proxy statement with the SEC.

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REASONS FOR THE SOLICITATION

Over the past seven years, and prior to the launch of our public campaign to set the Company on a new course, investors in Brookdale have witnessed a massive destruction of stockholder value. Based on our detailed research into the Company and its portfolio of high-quality assets, and experience with the senior housing industry, we believe that the Company has significant upside potential and multiple paths to building and unlocking sustainable long-term value for stockholders. However, that value has been trapped under the stewardship of the current Board.

After we launched our public campaign, and the Board heard demands for change from stockholders, the Board belatedly decided to transition away from the Company’s former CEO Lucinda (“Cindy”) Baier, whom the Board supported and defended for years, and rushed to appoint two new directors that were previously known to Board members. But “Better Late than Never” cannot save this Board. After years of standing by and failing to hold management accountable for the Company’s abysmal performance and chronic undervaluation, this Board is not best suited to credibly chart the path forward for the Company. We believe that meaningful stockholder-driven change to the composition of the Board, and the addition of skilled and experienced new directors with fresh perspectives and no ties to the legacy leadership, is necessary to drive real and enduring change in the best interest of stockholders.

Stockholders Have Suffered From Significant Stock Price Underperformance

The Company’s Total Stockholder Returns have underperformed its peers and relevant indices over 1, 3, 5 and 7 year periods through the date prior to the announcement of our director nominations. Over the past year, the Company has underperformed key industry peers Welltower Inc. by 66% and Ventas, Inc. by 62%.1

Total Stockholder Returns	(2/21/24 - 3/4/25)	(2/21/22 - 3/4/25)	(2/21/20 - 3/4/25)	(2/21/18 - 3/4/25)
Brookdale Senior Living Inc.	2%	(13%)	(30%)	(37%)

Welltower Inc.	68%	103%	106%	266%
Ventas, Inc.	64%	47%	36%	93%
S&P 500 Healthcare Index	4%	22%	56%	100%
Russell 3000 Healthcare Index	3%	19%	46%	88%
Bloomberg REIT Healthcare Index	50%	35%	23%	104%

Source: Bloomberg. Returns are adjusted for dividends.

Tellingly, stockholders have reacted dramatically to the possibility of change at Brookdale driven by our public campaign. On the day we announced our director nominations, Brookdale’s stock rose 7% on heavy volume.2 On the day the Company announced Cindy Baier’s departure, Brookdale’s stock jumped 9%.3

1 Bloomberg. Returns are adjusted for dividends.

2 Bloomberg; March 5, 2025.

3 Bloomberg; April 14, 2025.

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A History of Operational and Strategic Issues

Under the leadership of the Board, the Company has failed to capitalize on its potential. The Company has sustained a history of poor operational performance in almost all aspects of its business, including occupancy rates, NOI Margin, EBITDA Margin, and free cash flow. Management has also made poor capital allocation decisions, which have prevented Brookdale from taking advantage of significant growth opportunities.

Occupancy Rate

•

Dropped from 85.2% to 79.4%[4], versus 88.8% to 87.2% for the senior housing industry[5]

•

147 facilities, accounting for 23.7% of the owned and leased portfolios, reported occupancy rates of less than 70%[6]

NOI Margin	• Annual net operating income margin fell from 32.5% to 26.8%[7]
EBITDA Margin

•

The average annual adjusted EBITDA margin declined from 14.8% in 2011 - 2017, to 9.4% in 2018 - 2024[8]

•

The leased portfolio average annual adjusted EBITDA margin was a meager 1.0% in 2018 - 2024[9], and highly dilutive

Free Cash Flow	• Cumulative free cash flow imploded from $304 million in 2011 - 2017, to negative $660 million in 2018 - 2024[10]
Stockholder Value	• Tangible book value per share plunged 83%, from $5.49 to $0.93[11]

The responsibility for all this ultimately falls on the Board.

4 Brookdale Senior Living Inc., Brookdale Senior Living Supplemental Information 4th Quarter 2017. Brookdale Senior Living Inc., Brookdale Senior Living Supplemental Information 4th Quarter 2024. Senior housing occupancy per Brookdale.

5 National Investment Center for Senior Housing and Care (NIC), NIC MAP Vision. Overall senior housing combines majority IL and majority AL properties. Data for the Market Fundamentals is representative of the top 31 primary metropolitan markets.

6 Brookdale Senior Living Inc., Brookdale Senior Living Supplemental Information 4th Quarter 2024.

7 Brookdale Senior Living Inc., Brookdale Senior Living Supplemental Information 4th Quarter 2017. Brookdale Senior Living Inc., Brookdale Senior Living Supplemental Information 4th Quarter 2024. Figures are segment operating margin for all segments.

8 Brookdale Senior Living Inc. 10-K filings, 2011 to 2024.

9 Brookdale Senior Living Inc., Brookdale Senior Living Supplemental Information, 2018 to 2024 quarterly documents. Revenue figures include other operating income.

10 Free cash flow is defined as operating cash flow minus capital expenditures. Operating cash flow is net cash provided by operating activities per 10-K filings. Cumulative free cash flow is the sum of annual free cash flows for the period noted.

11 Tangible book value per share as of December 31, 2017 and December 31, 2024. Calculations use basic shares outstanding as of February 20, 2018 and February 17, 2025. Tangible book value is defined as total assets minus goodwill minus total liabilities. Tangible book value per share is defined as tangible book value divided by basic shares outstanding.

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Reactionary and Defensive Response to Call for Change

On March 5, 2025, we announced our nomination of six highly qualified, independent director candidates for election to the Board at the Annual Meeting to effect meaningful change, and hold the Board and management team accountable for Brookdale’s dismal results. Since then, the Board heard loud and clear how much stockholders want to see change at Brookdale. Cue the Board’s long overdue transition away from the Company’s former CEO, and installation of long-time director Denise W. Warren, who served on the Board for most of the former CEO’s tenure, to lead the Company’s transition and consider “potential governance enhancements.” Also cue a defensive refresh of the Board, by rushing to appoint two new directors that were previously known to Board members over less than two weeks.

Stockholders have cheered on change at the Company, but the Board supposes that amounts to an endorsement of the Board. We believe that to be wishful thinking. The Board only took these actions after our launch of a director election contest, and the installation of Ms. Warren as interim CEO and quick appointment of two new directors that were previously known to Board members, plainly shows a lack of appropriate succession planning by the Board. Change at Brookdale will require durable change in its culture, and that starts at the top with the Board. We believe that stockholders need to see that sort of meaningful change for the Company to rebuild its credibility with investors. Ortelius and its highly-qualified candidates are committed to accountability and turning the page on the Company’s history of value destruction to drive a better path forward.

We attempted to work with the Board and reach a resolution that would both effect meaningful change to the Board and avoid a proxy contest for the Company. The Board outright rejected the possibility of adding any of our highly-qualified candidates to the Board, after undergoing its own quick defensive refresh. This reaction provided all of the confirmation we needed that this Board is more interested in its own preservation than the best interests of stockholders.

A Path Forward

We strongly believe that there are multiple ways to win, and many paths to building and unlocking intrinsic value at Brookdale over the near- and long-term, including:

▪	monetizing the underperforming owned properties
▪	improving Brookdale’s financials
▪	reducing mortgage debt
▪	eliminating the leased portfolio
▪	unlocking the value of the real estate
▪	reviewing strategic alternatives
▪	installing a new management team; and
▪	refreshing the Board

We intend to discuss these steps in greater detail in our ongoing communications.

Our Director Nominees Have the Fresh Perspectives, Skills and Experience Necessary to Drive Real and Enduring Change

Our six highly qualified Ortelius Nominees would bring to the Board the expertise, objectivity, and leadership required to instill discipline, refocus Brookdale’s strategy, and align decision-making with stockholder interests. With a refreshed Board in place, and selecting a new CEO that is committed to driving value for stockholders, the Company can establish a path to sustainable, long-term value creation.

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Steven J. Insoft has 35 years of experience as a senior executive, including in senior housing, as well as financial expertise in the healthcare and real estate investment trust industries.

•	35 years of experience, including Senior Housing, REIT’s, Operations, and Acquisitions/Divestitures
•	Former Chief Corporate Development Officer at Omega Health Care Investors, Inc. (“Omega”) (NYSE: OHI); former President and Chief Operating Officer at Aviv REIT (NYSE: AVIV) (bought by Omega); and former Senior Investment Officer at Nationwide Health Properties, Inc. (NYSE: NHP) (later bought by Ventas, Inc.)

Paula Poskon has 25 years of experience, including in senior housing, and expertise in equity research and the real estate industry.

•	25 years of experience, including Senior Housing, REIT’s, Investment Banking, Capital Markets, and Stockholder Communications
•	Founder and President at STOV Advisory Services LLC, which offers professional consulting and advisory services to company executives and institutional investors in the areas of real estate, capital markets, and investor relations; former REIT Research Analyst at D.A. Davidson & Co., Inc. and Robert W. Baird & Co., Inc.; former Associate Equity Research Analyst and Investment Banker at Lehman Brothers; current director at Cedar Realty Trust Inc. (NYSE: CDR.PRB and CDR.PRC); and former Director at Wheeler REIT, Inc. (NYSE: WHLR)

Frank Small has 25+ years of experience, including in senior housing and real estate, and expertise in healthcare real estate assets.

•	25+ years of experience, including Senior Housing, Real Estate, Acquisitions/Divestitures, and Financial Restructurings
•	Former senior roles at Castle Lanterra; KKR & Co.; Fortress Investment Group; JER Partners; and Cerberus Real Estate Partners LLC

Ivona Smith has 30 years of experience, including in operational and financial restructurings, and extensive expertise in the financial services industry, including internal audit, risk management, restructuring advisory, valuation, and corporate finance.

•	30 years of experience, including Operational and Financial Restructurings
•	Trustee of various litigation and liquidation trusts; former Managing Director at Fair Oaks Capital, LP; co-founded and former Portfolio Manager at Restoration Capital Management LLC; former Co-Portfolio Manager at Tribeca Investments, LLC; and current Director at Rayonier Advanced Materials Inc. (NYSE: RYAM)

Steven Vick has 35 years of experience as a senior executive, including in the senior housing industry, and expertise in corporate turnarounds.

•	35 years of experience, including Senior Housing, Operations, and Turnarounds
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•	Co-founded Pegasus Senior Living (partnered with Welltower Inc., managed and turned around 37 former Brookdale communities); former Chief Executive Officer and Director at Assisted Living Concepts (led a post-bankruptcy turnaround, bought by Extendicare Health Services); former President and Director at Alterra Healthcare Corporation (“Alterra”) (later merged with Brookdale); and co-founded and former Director at Sterling House Corporation (brought public and merged with Alterra)

Lori Wittman has 30+ years of extensive experience in the real estate industry and deep expertise in financial management and corporate governance.

•	30+ years of experience, including Senior Housing, REIT’s, Operations, and Stockholder Communications
•	Former Chief Financial Officer at Care Capital Properties, Inc. (bought by Sabra Health Care REIT, Inc.); former Senior Vice President of Capital Markets and Investor Relations at Ventas, Inc.; Senior Vice President and Treasurer at General Growth Properties; current Chairman of the Board at NetSTREIT Corp. (NYSE: NTST); and current Lead Independent Director at Global Medical REIT, Inc. (NYSE: GMRE)

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board is currently composed of nine directors, each with terms expiring at the Annual Meeting. Current director Mr. Bumstead is not standing for re-election at the Annual Meeting, and the Company has disclosed in its proxy statement that the number of directors of the Company will be fixed at eight as of the Annual Meeting, although the Company indicated that it plans to increase the size of the Board to nine directors and add the Company’s new CEO once identified. We are seeking your support at the Annual Meeting to elect our six Ortelius Nominees, Steven J. Insoft, Paula J. Poskon, Frank J. Small, Ivona Smith, Steven L. Vick and Lori B. Wittman, for terms ending at the 2026 Annual Meeting. Your vote to elect the six Ortelius Nominees will have the legal effect of replacing six incumbent directors. If at least five Ortelius Nominees are elected, they will represent a majority of the members of the Board. If elected, the Ortelius Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to assess all paths to enhancing stockholder value. There can be no assurance that any of the Company’s nominees will serve as directors if all or some of the Ortelius Nominees are elected. You should refer to the Company’s proxy statement for the names, background, qualifications and other information concerning the Company’s nominees.

This Proxy Statement is soliciting proxies to elect not only the six Ortelius Nominees, but also the two Unopposed Company Nominees. We have provided the required notice to the Company pursuant to Rule 14a-19(b) under the Exchange Act, and we intend to solicit the holders of Common Stock representing at least 67% of the voting power of Common Stock entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

THE ORTELIUS NOMINEES

Sets forth below are the name, age, business address, and business experience for the past five years of the Ortelius Nominees, as well as a discussion of the specific experience, qualifications, attributes and skills that led us to conclude that the Ortelius Nominees should serve as directors of the Company. The nomination of the Ortelius Nominees was made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.

Steven J. Insoft, age 61, has been an active real estate investor through private investment vehicles, with a focus on housing for the disabled, since January 2022. Previously, Mr. Insoft served as Chief Corporate Development Officer of Omega Healthcare Investors, Inc. (NYSE: OHI) (“Omega”), a real estate investment trust that provides real estate capital to the seniors housing and long-term healthcare industry, from April 2015 to January 2022. Prior to that, Mr. Insoft served in various senior executive roles at Aviv REIT, Inc. (formerly NYSE: AVIV) (“Aviv”), a Chicago-based real estate investment trust that provided real estate capital and financing to the seniors housing and long term healthcare industry, since joining the company in 2005, including as President and Chief Operating Officer from 2012 to 2015 when Aviv was acquired by Omega, and Chief Financial Officer and Treasurer from 2009 to 2012. Mr. Insoft served as Vice President and Senior Investment Officer of Nationwide Health Properties, Inc. (formerly NYSE: NHP), a real estate investment trust now owned by Ventas Inc., from 1998 to 2005. Earlier in his career, Mr. Insoft served as President and Chief Financial Officer at CMI Senior Housing and Healthcare, Inc., a privately-held seniors housing and long-term healthcare operations and development company, from 1990 to 1998. Mr. Insoft has served on the board of directors of Home Catalyst, LLC, an investment and advisory company focused on creating housing options for the intellectually and developmentally disabled, since July 2024. Mr. Insoft has also served as a board advisor of LifestyleCX, Inc., a company providing web-based customer acquisition software for the seniors housing industry, since October 2022. Mr. Insoft also serves as a board director of Keshet, an organization that provides services to the disabled community, since 2017. Mr. Insoft served on the board of directors of The National Investment Center for Seniors Housing & Care, a not-for-profit organization providing seniors housing and long-term healthcare data and research to the institutional investment community, from 2014 to June 2023. Mr. Insoft received an M.B.A. from Columbia University and a B.S. in Electrical Engineering from the University of Pennsylvania.

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We believe that Mr. Insoft’s 35 years of experience as a senior executive, including in senior housing, REITs, operations, and acquisitions and divestitures, coupled with his financial expertise in the healthcare and real estate investment trust industries, make him well-qualified to serve on the Board.

Paula J. Poskon, age 60, is the Founder and President of STOV Advisory Services LLC (“STOV”), a provider of professional consulting and advisory services to company executives and institutional investors in the areas of real estate, capital markets, investor relations, and diversity and inclusion, since 2016. Ms. Poskon served as Senior Vice President/Senior Real Estate Research Analyst at D.A. Davidson & Co., Inc., an employee-owned full-service investment firm, from 2014 to 2015. Prior to that, Ms. Poskon was a Director and Senior Equity Research Analyst in Real Estate at Robert W. Baird & Co., Inc., an employee-owned wealth management, capital markets, asset management and private equity firm, from 2005 to 2014. Ms. Poskon was named No. 3 on The Wall Street Journal’s “Best on the Street” among real estate analysts for 2009 and No. 2 among real estate analysts for stock-picking in 2011 by StarMine. Earlier in her career, Ms. Poskon was an Equity Research Associate, Asset Management Associate and Investment Banking Associate at Lehman Brothers, a global financial services firm, from 2000 to 2005. Ms. Poskon has served on the board of directors of Cedar Realty Trust, Inc. (NYSE: CDRpB and CDRpC), a wholly owned subsidiary of real estate investment trust Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) (“Wheeler”), since August 2022. Ms. Poskon served on the board of directors of Wheeler from 2019 to June 2022. Ms. Poskon also served on the boards of trustees of Nam Tai Property, Inc. (OTCMKTS: NTPIF), a holding company, which engages in the business of real estate development and operation, from November 2021 to June 2022, and Power REIT (NYSE:PW), a real estate investment trust that owns real estate related to controlled environment agriculture (greenhouses), renewable energy and transportation, from July 2020 to March 2022. Ms. Poskon is a frequent speaker at real estate industry conferences. Ms. Poskon received an M.B.A. in Finance and a B.S. in Economics with a concentration in Accounting from the Wharton School at the University of Pennsylvania.

We believe that Ms. Poskon’s 25 years of experience, including senior housing, REITs, investment banking, capital markets, and stockholder communications, along with her extensive relationships and expertise in equity research and the real estate industry, make her well-qualified to serve as a director on the Board.

Frank J. Small, age 55, is a leader in the field of private equity real estate investment. Mr. Small is the Founder and Managing Principal of 12 North Capital LLC, a private real estate investment and advisory firm specializing in navigating complicated transactions and complex capital structures to maximize risk-adjusted returns, which has been his principal occupation since June 2023. Mr. Small has also served in key leadership roles, such as Managing Director of Arcturus Group, LLC, a real estate advisory firm providing wide-ranging services to large-scale owners and lenders across multiple asset classes nationally, since May 2020, and Investment Committee Member of Colombia Healthcare Properties, an early-stage company backed by Jaguar Growth Partners with a strategy to execute sale-leasebacks and acquire stabilized, cash-flowing healthcare real estate assets, since March 2019. Mr. Small served as Senior Managing Director and Head of Investments at Castle Lanterra Properties LLC, a real estate investment company focused on acquiring assets in strategic U.S. growth markets, from May 2021 to May 2023. Prior to that, Mr. Small served as a Senior Industry Advisor at KKR & Co., Inc., a global investment firm, from September 2019 to April 2021. Mr. Small served as Chief Investment Officer and Senior Managing Director of Greystone Healthcare Investments LLC, the healthcare facilities platform of real estate company Greystone & Co., from 2018 to 2019. Additionally, Mr. Small served as Managing Director at GMF Capital LLC, an investment company, from 2017 to 2018, Fortress Investment Group, LLC, an investment management firm, from 2015 to 2017, and JER Partners LLC., a global real estate private equity firm, from 2005 to 2011. Mr. Small served as Senior Vice President at Lawrence Ruben Company, Inc., a provider of real estate investment, development, management and technology, from 2003 to 2004 and Principal of Barrow Street Capital LLC, an investment management firm, from 2000 to 2003. Mr. Small began his career as an Associate at LaSalle Partners and Lend Lease Real Estate Investments before moving to Cerberus Real Estate Partners LLC to serve as Vice President in 2000. Mr. Small is the founder and trustee of Brighter Night Inc., a foundation dedicated to raising awareness of and advocating for youth and their families facing the challenges of mental health illness. Mr. Small received an M.B.A. from New York University Stern School of Business and a B.A. in Sociology from Princeton University.

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We believe that Mr. Small’s 25+ years of experience, including senior housing, real estate, acquisitions/divestitures, and financial restructurings, along with his expertise in real estate investment, particularly in healthcare real estate assets, make him well-qualified to serve on the Board.

Ivona Smith, age 55, has worked with Drivetrain, LLC (“Drivetrain”), an independent fiduciary services firm, since 2016. Through her involvement with Drivetrain, Ms. Smith has served as a wind-down trustee of Hollander Sleep Products, LLC, a bedding manufacturer, since 2019, liquidating trustee of Doral Financial Corporation, a holding company of Doral Bank, since 2019, and litigation trustee of SunEdison, Inc., a renewable energy company, since 2017. Ms. Smith served as Managing Director at Fair Oaks Capital LP, an investment advisory firm, from 2014 to 2016. Prior to that, Ms. Smith served as Co-Founder of Restoration Capital Management LLC, an investment advisory firm, from 2001 to 2012, and Co-Portfolio Manager at Tribeca Investments, LLC, the broker/dealer division of Citigroup/Traveler’s, from 1999 to 2000. Earlier in her career, Ms. Smith served as a Research Analyst at Whippoorwill Associates, Inc., a hedge fund manager, from 1998 to 1999; Senior Consultant, Financial Advisory Services at Ernst & Young LLP, a multinational professional services partnership, from 1996 to 1998; and at Kidder, Peabody & Co. Inc., a New York-based investment banking firm, as a Financial Analyst in Asset Management from 1994 to 1995 and as a Senior Financial Auditor from 1991 to 1994. Ms. Smith has served on the boards of directors of Silvergate Capital Corporation (formerly NYSE: SI) (OTCMKTS: SICPQ), a bank holding company for chartered bank Silvergate Bank Corporation, since August 2024, Vintage Wine Estates, Inc. (formerly NASDAQ: VWE) (OCTMKTS: VWESQ), a California-based wine company, since July 2024, and Rayonier Advanced Materials Inc. (recently rebranded as RYAM) (NYSE: RYAM), a company recognized globally for its cellulose-based technologies, since May 2020. Ms. Smith has also served on the board of directors of SoulCycle Inc., a fitness company, since February 2021. Previously, Ms. Smith served as an independent manager at various companies, including Briad Restaurant Group, LLC, a franchisee of Wendy’s International, LLC, from November 2022 to November 2024 and June 2020 to May 2021; Francesca’s Acquisition LLC, a multi-channel retailer, from August 2024 to September 2024; Abbyson Living LLC, a home furnishings manufacturer, from June 2024 to September 2024; Soft Surroundings Holdings, LLC, a multi-channel retailer, from June 2023 to April 2024; CN Borrower LLC, an owner of Bitcoin mining facilities, from July 2022 to October 2022; The Weinstein Company Holdings LLC, an independent film and television production studio, from April 2018 to February 2021; Independent Pet Partners Holdings LLC, a pet supply retailer, from June 2020 to December 2020; and ITN Networks, LLC, a company specializing in providing advanced technology, data, and inventory services to the television and video advertising industry, from 2017 to 2018. Ms. Smith also served as an independent director on the boards of directors of various companies, including 2U, Inc. (formerly NASDAQ: TWOU), an American educational technology company, from May 2024 to September 2024; CST Industries, Inc., a leader in the manufacture and construction of factory coated metal storage tanks, aluminum domes and specialty covers, from November 2021 to July 2024; Peer Street, Inc., a real estate investing platform, from April 2023 to May 2024; IronNet, Inc., a global cybersecurity leader, from November 2023 to February 2024; Zymergen Inc., a biotechnology company, from June 2023 to February 2024; Phoenixus AG, a biopharmaceutical company, from August 2022 to October 2023; Health Innovators Inc. (d/b/a/ DayToDay Health), a comprehensive care management platform, from May 2021 to November 2021; Seegrid Holding Corp., the owner of a company specializing in material handling automation solutions, primarily focused on providing autonomous mobile robots, from September 2020 to December 2020; and iQOR Holdings Inc., a business process outsourcing company, from March 2020 to November 2020. Ms. Smith received an M.B.A. from New York University Stern School of Business and a B.S. in Finance from Fordham University.

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We believe that Ms. Smith’s 30 years of experience, including operational and financial restructurings, along with her extensive expertise in the financial services industry—including internal audit, risk management, restructuring advisory, valuation, and corporate finance—coupled with her board experience, makes her well-qualified to serve on the Board.

Steven L. Vick, age 66, is the Co-Founder and Chief Executive Officer of Signature Senior Living, LLC, a developer and operator of multiple assisted living and memory care facilities, since 2005. Previously, Mr. Vick served as Co-Founder and Chief Executive Officer of Pegasus Senior Living LLC (“Pegasus”), a Dallas-based operator of senior housing, from 2018 to April 2021. Mr. Vick served as a Consultant to Serene Senior Living Private Limited, India, a developer of senior housing facilities, from 2012 to 2017. Starting in 2007, Mr. Vick developed a proprietary software solution for the senior living industry, which he sold to MatrixCare in 2015. Mr. Vick served as President and Chief Executive Officer of Assisted Living Concepts, Inc., a chain of assisted living facilities, from 2002 to 2005. Mr. Vick served as President of Alterra Healthcare Corporation (formerly NYSE: ALHC) (“Alterra”), a national assisted living company, from 2001 to 2002, where he was also Chief Operating Officer from 1997 to 2001. Earlier in his career, Mr. Vick co-founded Sterling House Corporation (formerly AMEX: SGH) (“Sterling House”), an assisted living company, from 1991 until its merger with Alterra in 1997. Mr. Vick served on the boards of directors of Pegasus, from 2018 to April 2021, Assisted Living Concepts, Inc, from 2002 to 2005, Alterra from 1997 to 2002 and Sterling House from 1995 to 1997. Mr. Vick served on the boards of directors of the American Senior Housing Association and Assisted Living Federation of America. Mr. Vick received a B.A. from Wichita State University.

We believe that Mr. Vick’s 35 years of experience as a senior executive, including in senior housing, operations, and turnarounds, make him well-qualified to serve on the Board.

Lori B. Wittman, age 66, has served as Executive Vice President and Chief Financial Officer of Aventine Property Group, Inc., a privately-held real estate investment trust, since April 2023. Ms. Wittman previously served as Interim Chief Financial Officer and Treasurer of NETSTREIT Corp. (NYSE: NTST) (“NETSTREIT”), an internally managed real estate investment trust, from November 2022 to April 2023. Ms. Wittman served as an advisor to Big Rock Partners Acquisition Corp. (“Big Rock”), a blank check company, from February 2020 until its business combination in May 2021, after serving as its Chief Financial Officer from 2017 to February 2020. From 2015 to 2017, Ms. Wittman served as the Chief Financial Officer of Care Capital Properties, Inc. (formerly NYSE: CCP), a self-administered, self-managed real estate investment trust. Prior to that, Ms. Wittman served as Senior Vice President of Capital Markets and Investor Relations at Ventas, Inc. (NYSE: VTR), a real estate investment trust specializing in the ownership and management of research, medicine and healthcare facilities. Earlier in her career, Ms. Wittman served in various finance, accounting and capital markets related senior executive roles at companies, including General Growth Properties, Inc., Big Rock Partners, LLC, Heitman Financial and Homart Development Company. Ms. Wittman has served on the boards of directors of NETSTREIT, since 2019 and Global Medical REIT Inc. (NYSE: GMRE), a real estate investment trust engaged primarily in the acquisition of healthcare facilities, since 2018. Previously, Ms. Wittman served on the boards of directors of Freehold Properties Inc., a real estate investment company, from 2019 to March 2023; IMH Financial Corporation, a real estate finance company, from 2014 until November 2020; and Big Rock, from 2017 to February 2020. Ms. Wittman also previously served on the board of directors of Green Realty Trust, Inc., a real estate company. Ms. Wittman is a trustee of Clark University. Ms. Wittman served on the boards of directors of Young Center for Immigrant Children’s Rights, Midwest Hedge Funds Care and The Women’s Treatment Center. Ms. Wittman received an M.B.A. in Finance and Accounting from the University of Chicago, M.C.P. in Housing and Real Estate Finance from the University of Pennsylvania and a B.A. in Geography/Sociology from Clark University.

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We believe that Ms. Wittman’s 30+ years extensive experience in the real estate industry, including senior housing, REITs, skilled nursing, operations and stockholder communications, as a senior executive and through board service, coupled with her deep expertise in financial management and corporate governance, makes her well-qualified to serve on the Board.

The principal business address of each of Messrs. Insoft and Vick and Ms. Poskon is a personal residence which has been retained in the files of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019. The principal business address of Mr. Small is 680 E. Colorada Boulevard, Suite 180, Pasadena, California 91101. The principal business address of Ms. Smith is 410 Park Ave., Suite 900, New York, New York 10022. The principal business address of Ms. Wittman is 110 S. Wacker Dr., Suite 3350, Chicago, Illinois 60606.

Each of the Ortelius Nominees is a citizen of the United States of America.

As of the date hereof, none of the Ortelius Nominees owns beneficially or of record any securities of the Company and none of the Ortelius Nominees has entered into any transactions in the securities of the Company during the past two years.

Each Ortelius Nominee may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 2,504,155 shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own.

Each Ortelius Nominee has consented to being named as a nominee in the Nomination Notice, being named as a nominee of Pangaea Ventures (as defined below) in any proxy statement and form of proxy relating to the Annual Meeting and serving as a director of the Company if elected.

Each Ortelius Nominee has granted Peter DeSorcy a power of attorney to execute certain SEC filings and other documents in connection with the solicitation of proxies at the Annual Meeting.

Pangaea Ventures has entered into an Engagement and Indemnification Agreement with each Ortelius Nominee (the “Nominee Agreements”). Pursuant to the Nominee Agreements, among other things, each Ortelius Nominee has agreed to be a nominee of Pangaea Ventures and serve as a director of Brookdale if elected, and Pangaea Ventures has agreed to (i) indemnify each Ortelius Nominee against any losses suffered, incurred, or sustained by such Ortelius Nominee in connection with the solicitation of proxies from the stockholders of the Company in support of their election to the Board, and (ii) reimburse each Ortelius Nominee for reasonable, documented, out-of-pocket expenses incurred as a result of such Ortelius Nominee’s nomination. For the avoidance of doubt, such indemnification does not apply to any claims made against such Ortelius Nominees in their capacities as directors of the Company, if so elected. Each Ortelius Nominee additionally agreed pursuant to the Nominee Agreements to consult with Pangaea Ventures regarding any purchase, sale or disposition of securities of the Company prior to such Ortelius Nominee’s election or appointment to the Board.

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Mr. Insoft and OA have entered into an advisory board agreement, dated April 11, 2024 (the “Advisory Board Agreement”), pursuant to which Mr. Insoft agreed to serve on an advisory board to assist with the management of Panthalassa Ventures, L.P. (“Panthalassa”), a fund for which OA serves as investment manager. As an advisory board member, Mr. Insoft would provide strategic consulting services and otherwise provide advice as requested by OA, including on potential investments by Panthalassa or affiliated entities. Pursuant to the Advisory Board Agreement, Mr. Insoft would be entitled to receive a fee in an amount equal to 20% of any carried interest or incentive allocation distributions by Panthalassa to its general partner, and would be entitled to customary co-investment opportunities. Mr. Insoft also would be entitled to reimbursement for reasonable and necessary expenses incurred in connection with his performance of services under the Advisory Board Agreement. The Advisory Board Agreement is terminable by either party at any time upon written notice to the other party. Panthalassa has been formed but as of the date hereof has not commenced operations. For the avoidance of doubt, the Advisory Board Agreement does not entitle Mr. Insoft to any fees in connection with Pangaea Ventures’ investment in Brookdale or OA’s investment management services provided to Pangaea Ventures.

We believe that each Ortelius Nominee presently is, and if elected as a director of the Company, would qualify as, an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, we acknowledge that no director of an NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, we acknowledge that if any Ortelius Nominee is elected, the determination of such Ortelius Nominee’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. No Ortelius Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Ortelius Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Ortelius Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Ortelius Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Ortelius Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Ortelius Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Ortelius Nominee nor any of his or her associates is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Ortelius Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Ortelius Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Ortelius Nominee nor any of his or her affiliates, associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Ortelius Nominee nor any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Ortelius Nominee nor any of his or her associates has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Ortelius Nominee holds any positions or offices with the Company; (xiii) no Ortelius Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; (xiv) no companies or organizations, with which any of the Ortelius Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company; and (xv) there are no material proceedings to which any Ortelius Nominee or any of his or her associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as disclosed herein, with respect to each of the Ortelius Nominees, (a) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act (“Regulation S-K”) occurred during the past 10 years, (b) there are no relationships involving any Ortelius Nominee or any of such Ortelius Nominee’s associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had such Ortelius Nominee been a director of the Company, and (c) none of the Ortelius Nominees nor any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

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Other than as set forth in this Proxy Statement, there are no agreements, arrangements or understandings between or among Ortelius and the Ortelius Nominees or any other person or persons pursuant to which the nominations described herein are to be made, other than the consent by each of the Ortelius Nominees to being named as a nominee of Pangaea Ventures in any proxy statement and form of proxy relating to the Annual Meeting and serving as a director of the Company if elected. None of the Ortelius Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

According to the Company’s proxy statement, if five or more of the Ortelius Nominees are elected as directors to the Board such that they constitute a majority of the Board, it would constitute a “change of control” under certain of the Company’s agreements governing a material portion of its outstanding debt, unless the Board approves the election of such nominees in advance. Please refer to the Company’s proxy statement for additional information. We request that the Board approve the election of the Ortelius Nominees in advance such that their election would not trigger the change of control provisions of the agreements described in the Company’s proxy statement.

We do not expect that the Ortelius Nominees will be unable to stand for election, but, in the event any Ortelius Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE universal proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Amended and Restated Bylaws (the “Bylaws”) and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Ortelius Nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and the shares of Common Stock represented by the enclosed WHITE universal proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.

Ortelius and Brookdale will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Each of the Ortelius Nominees has consented to being named as a nominee for election as a director of the Company in any proxy statement relating to the Annual Meeting. Stockholders will have the ability to vote for up to eight nominees on Ortelius’ enclosed WHITE universal proxy card. Any stockholder who wishes to vote for any combination of the Company’s nominees and the Ortelius Nominees may do so on Ortelius’ enclosed WHITE universal proxy card. There is no need to use the Company’s blue proxy card or voting instruction form, regardless of how you wish to vote.

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Stockholders are permitted to vote for less than eight nominees or for any combination (up to eight total) of the Ortelius Nominees and the Company’s nominees on the WHITE universal proxy card. However, if stockholders choose to vote for any of the Company’s nominees, we recommend that stockholders vote in favor of the Unopposed Company Nominees to help achieve a Board composition that we believe is in the best interest of all stockholders. There is no need to use the Company’s blue proxy card or voting instruction form, regardless of how you wish to vote. Ortelius urges stockholders to vote using our WHITE universal proxy card “FOR” all of the Ortelius Nominees and “FOR” the Unopposed Company Nominees.

The Company nominees that Ortelius does not oppose are the Unopposed Company Nominees. Certain information about the Unopposed Company Nominees is set forth in the Company’s proxy statement. Ortelius is not responsible for the accuracy of any information provided by or relating to Brookdale or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Brookdale or any other statements that Brookdale or its representatives have made or may otherwise make.

IF YOU MARK FEWER THAN EIGHT “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR WHITE UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE SIX ORTELIUS NOMINEES AND THE TWO UNOPPOSED COMPANY NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN EIGHT “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE ORTELIUS NOMINEES ON THE ENCLOSED WHITE UNIVERSAL PROXY CARD.

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PROPOSAL 2

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in further detail in the Company’s proxy statement, in accordance with the requirements of Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules. This disclosure includes the “Compensation Discussion and Analysis” provided in the Company’s proxy statement, and the compensation tables and the narrative discussion that accompanies the compensation tables.

Accordingly, at the Annual Meeting, the Board will request stockholders’ advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

According to the Company’s proxy statement, this vote is advisory, which means it is not binding on the Company and will not be construed as overruling a decision by the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”) or creating or implying any additional fiduciary duty for any of them. In addition, the vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers. According to the Company’s proxy statement, although the vote is non-binding, the Compensation Committee values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

According to the Company’s proxy statement, the advisory approval of the Company’s named executive officer compensation requires the majority of shares present and entitled to vote. Abstentions will have the same effect as votes against this proposal and broker non-votes will have no effect on this proposal.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

As discussed in further detail in the Company’s proxy statement, in accordance with its charter, the Audit Committee of the Board (the “Audit Committee”) has selected the firm of Ernst & Young LLP (“Ernst & Young”) to be Brookdale’s independent registered public accounting firm for the year 2025 and has further directed that the Audit Committee’s appointment of Ernst & Young be submitted for ratification by the stockholders at the Annual Meeting.

According to the Company’s proxy statement, if the stockholders do not ratify this appointment, the Audit Committee will re-evaluate its appointment of Ernst & Young. A representative of Ernst & Young will be present at the Annual Meeting, either in person or by teleconference, will have an opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

According to the Company’s proxy statement, the ratification of the appointment of the independent registered public accounting firm for 2025 requires the majority of shares present and entitled to vote. Abstentions will have the same effect as votes against this proposal.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, attend, and vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, Ortelius believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted “FOR” the election of the Ortelius Nominees and the Unopposed Company Nominees to the Board, “AGAINST” the approval, on an advisory basis, of the Company’s named executive officer compensation, and “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2025, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

Ortelius and Brookdale will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to eight nominees on Ortelius’ enclosed WHITE universal proxy card. Any stockholder who wishes to vote for any of the Company’s nominees in addition to the Ortelius Nominees may do so on Ortelius’ WHITE universal proxy card. While, there is no need to use the Company’s blue proxy card or voting instruction form, regardless of how you wish to vote, you may still vote “FOR” the Ortelius Nominees on the Company’s blue proxy card or blue voting instruction form. Only your latest dated vote counts.

Stockholders are permitted to vote for less than eight nominees or for any combination (up to eight total) of the Ortelius Nominees and the Company’s nominees on the WHITE universal proxy card. However, if stockholders choose to vote for any of the Company’s nominees, we recommend that stockholders vote in favor of the Unopposed Company Nominees to help achieve a Board composition that we believe is in the best interest of all stockholders.

We recommend that stockholders do not vote for any of the Company’s nominees other than the Unopposed Company Nominees. Among other potential consequences, voting for Company nominees other than the Unopposed Company Nominees may result in the failure of one or more of the Ortelius Nominees to be elected to the Board. We believe that voting on the WHITE universal proxy card provides the best opportunity for stockholders to elect all of the Ortelius Nominees and achieve the best Board composition overall. Ortelius therefore urges stockholders to use our WHITE universal proxy card to vote “FOR” the six Ortelius Nominees and “FOR” the two Unopposed Company Nominees.

IMPORTANTLY, IF YOU MARK MORE THAN EIGHT “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

IF YOU MARK FEWER THAN EIGHT “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR WHITE UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE SIX ORTELIUS NOMINEES AND THE TWO UNOPPOSED COMPANY NOMINEES.

23

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. According to the Company’s proxy statement, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business. At the close of business on the Record Date, there were ________ shares of Common Stock outstanding and entitled to vote.

Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

If you are a stockholder of record, you must deliver your vote by internet, telephone or mail or attend the Annual Meeting and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholder meeting. Under the rules governing brokers’ discretionary authority, if a stockholder receives proxy materials from or on behalf of both us and the Company, then brokers holding shares in such stockholder’s account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from one of the Company and Ortelius, then brokers will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 3 (the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2025). A broker will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. We urge you to instruct your broker about how you wish your shares to be voted.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ According to the Company’s proxy statement, as the number of director nominees at the Annual Meeting will exceed the number of directors to be elected, the directors will be elected by a plurality of the votes cast. This means the eight directors receiving the highest number of affirmative votes will be elected as directors of the Company. Abstentions and broker non-votes will have no effect on the election of directors.

Advisory Vote on Executive Officer Compensation ─ According to the Company’s proxy statement, the approval, on an advisory basis, of the Company’s named executive officer compensation requires the majority of shares present and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of the vote.

24

Ratification of Independent Registered Public Accounting Firm ─ According to the Company’s proxy statement, the ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for the year 2025 requires the majority of shares present and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal.

Under applicable Delaware law, appraisal rights are not applicable to the voting on any matter to be considered at the Annual Meeting. If you sign and submit your WHITE universal proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Ortelius’ recommendations specified herein and in accordance with the discretion of the persons named on the WHITE universal proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Ortelius in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company’s Secretary at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Ortelius in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares entitled to be voted at the Annual Meeting. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Ortelius Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE ORTELIUS NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE UNIVERSAL PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

25

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Ortelius. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Ortelius has entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $150,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saratoga has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Ortelius will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. In addition, directors, officers, members and certain other employees of Ortelius may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. It is anticipated that Saratoga will employ approximately ____ persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Ortelius. Costs of this solicitation of proxies are currently estimated to be approximately $________ (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Ortelius estimates that through the date hereof its expenses in connection with this solicitation are approximately $________. To the extent legally permissible, if Ortelius is successful in its proxy solicitation, Ortelius intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Ortelius does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The “Participants” in the proxy solicitation are OA, Pangaea Ventures, L.P., a Delaware limited partnership (“Pangaea Ventures”), Ortelius Advisors GP I, LLC, a Delaware limited liability company (“OA GP”), Peter DeSorcy and the Ortelius Nominees (each, a “Participant” and, collectively, the “Participants”).

The principal business address of each of OA, Pangaea Ventures, OA GP, and Mr. DeSorcy is 767 Fifth Avenue, 15th Floor, New York, New York 10153.

The principal business of OA is serving as the investment advisor and manager of Pangaea Ventures. The principal business of Pangaea Ventures is serving as a private investment vehicle. The principal business of OA GP is serving as the general partner of Pangaea Ventures. Mr. DeSorcy is the control person of OA and certain related entities. Mr. DeSorcy is a citizen of the United States.

As of the date hereof, Pangaea Ventures directly beneficially owns 2,504,155 shares of Common Stock. OA, as the investment advisor and manager of Pangaea Ventures, may be deemed the beneficial owner of the 2,504,155 shares of Common Stock owned by Pangaea Ventures. OA GP, as the general partner of Pangaea Ventures, may be deemed the beneficial owner of the 2,504,155 shares of Common Stock owned by Pangaea Ventures. Mr. DeSorcy, as the control person of OA, may be deemed the beneficial owner of the 2,504,155 shares of Common Stock owned by Pangaea Ventures.

Each Participant may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 2,504,155 shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. For information regarding transactions in securities of the Company during the past two years by the Participants, please see Schedule I attached hereto. The shares of Common Stock purchased by Pangaea Ventures were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

26

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company; and (xv) there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

Ortelius is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Ortelius is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE universal proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the address set forth on the back cover of this Proxy Statement, or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

27

This Proxy Statement is dated __________, 2025. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement, proposals of stockholders (other than director nominations) intended to be included in the Company’s proxy statement and form of proxy for the 2026 Annual Meeting must be received by the Company no later than ___________, 2026 and must meet the requirements as to form and substance set forth in the rules and regulations of the SEC, including Rule 14a-8.

According to the Company’s proxy statement, director nominations of stockholders intended to be included in the Company’s proxy statement and form of proxy card for the 2026 Annual Meeting under the proxy access provisions of the Bylaws must be received at the Company’s principal executive offices no earlier than _________, 2026 and no later than _________, 2026 (i.e., not less than 120 days nor more than 150 days prior to the first anniversary of the date the Company commenced mailing of its definitive proxy statement for the Annual Meeting). If the 2026 Annual Meeting is called for a date that is not within 30 days before or after _________, 2026 (i.e., the first anniversary of the Annual Meeting date), notice of such director nominations must be received at the Company’s principal executive offices no earlier than 150 days before the 2026 Annual Meeting and no later than the later of 120 days before the 2026 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

According to the Company’s proxy statement, proposals and director nominations of stockholders intended to be considered at the 2026 Annual Meeting, other than by means of inclusion in the Company’s proxy statement and form of proxy card under Rule 14a-8 and the Company’s proxy access bylaws, must be received at the Company’s principal executive offices no earlier than _________, 2026 and no later than the close of business on _________, 2026 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the date of the Annual Meeting). If the 2026 Annual Meeting is called for a date that is not within 25 days before or after _________, 2026 (i.e., the first anniversary of the Annual Meeting date), the notice of stockholder nominations or proposals must be received at the Company’s principal executive offices no earlier than the close of business on the 90th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2026 Annual Meeting or the 10th day following the day on which such notice of the date of the 2026 Annual Meeting is mailed or such public disclosure of the date of the 2026 Annual Meeting is made, whichever first occurs.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than _________, 2026.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2026 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by any of the Participants that such procedures are legal, valid or binding.

28

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

________________

Your vote is important. No matter how many or how few shares of Common Stock you own, please vote to elect the Ortelius Nominees by marking, signing, dating and mailing the enclosed WHITE universal proxy card promptly.

Ortelius Advisors, L.P.

___________, 2025

29

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of Transaction	Securities Acquired/(Disposed)	Date of Acquisition/Disposition

PANGAEA VENTURES, L.P.

Purchase of Common Stock	2,000	10/09/2023
Purchase of Common Stock	150,000	11/11/2024
Purchase of Common Stock	150,000	11/12/2024
Purchase of Common Stock	150,000	11/13/2024
Purchase of Common Stock	150,000	11/14/2024
Purchase of Common Stock	5,455	11/18/2024
Purchase of Common Stock	3,748	11/19/2024
Purchase of Common Stock	75,000	12/04/2024
Purchase of Common Stock	75,000	12/05/2024
Purchase of Common Stock	75,000	12/06/2024
Purchase of Common Stock	250,000	12/19/2024
Purchase of Common Stock	225,000	01/07/2025
Purchase of Common Stock	75,900	01/08/2025
Purchase of Common Stock	100,000	01/10/2025
Purchase of Common Stock	75,000	01/13/2025
Purchase of Common Stock	75,000	01/14/2025
Purchase of Common Stock	104,406	01/15/2025
Purchase of Common Stock	175,000	01/16/2025
Purchase of Common Stock	50,000	01/17/2025
Purchase of Common Stock	12,646	01/21/2025
Purchase of Common Stock	75,000	01/22/2025
Purchase of Common Stock	50,000	01/23/2025
Purchase of Common Stock	50,000	01/28/2025
Purchase of Common Stock	150,000	01/29/2025
Purchase of Common Stock	50,000	02/03/2025
Purchase of Common Stock	50,000	02/12/2025
Purchase of Common Stock	100,000	02/21/2025

I-1

SCHEDULE II

The following table is reprinted from the Company’s preliminary proxy statement filed with the SEC on April 30, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Table

The following table sets forth, as of [●], 2025, the total number of shares of our common stock beneficially owned, and the percent so owned, by (1) each person known by us to beneficially own more than 5% of our common stock, (2) each of our directors and named executive officers and (3) all current directors and executive officers as a group, based on [●] shares of our common stock outstanding as of that date (excluding RSUs and restricted shares, other than with respect to outstanding awards scheduled to vest within 60 days of that date for the respective individuals as described in footnote 1 below). Unless otherwise indicated, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address of each person named in the table is c/o Brookdale Senior Living Inc., 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

Name of Beneficial Owner	Number of Shares	Percentage
Named Executive Officers and Directors (1)
Denise W. Warren	[201,104]	*
Dawn L. Kussow	[116,766]	*
Chad C. White	[307,848]	*
H. Todd Kaestner	[243,860]	*
George T. Hicks	[291,125]	*
Jordan R. Asher	[139,633]	*
Frank M. Bumstead	[532,506]	*
Claudia N. Drayton	[31,455]	*
Mark Fioravanti	[—]	*
Victoria L. Freed	[169,716]	*
Joshua Hausman	[—]	*
Elizabeth B. Mace	[31,455]	*
Lee S. Wielansky	[233,836]	*
Lucinda M. Baier (2)	[2,196,899]	*
All current executive officers and directors as a group (16 persons)	[2,443,563]	[●]%
5% Stockholders
The Vanguard Group (3)	[18,051,166]	[●]%
Camber Capital Management (4)	[17,168,525]	[●]%
Deerfield Partners, L.P. (5)	[14,793,264]	[●]%
BlackRock, Inc. (6)	[14,518,120]	[●]%
Flat Footed LLC (7)	[11,401,757]	[●]%

II-1

*	Less than 1%
(1)	Consists of shares of common stock held as of [●], 2025; the following number of vested RSUs, which were issued at the director’s election in lieu of a portion of quarterly cash compensation or the annual grant of immediately vested shares for service as a director: Dr. Asher—23,214; Mr. Bumstead–51,998; and Ms. Freed–26,522; and the following number of restricted shares, which are eligible to vest on June 18, 2025, the one year anniversary of the directors’ election to the Board: Ms. Drayton—13,986 and Ms. Mace—13,986. The reported amounts exclude the following number of RSUs outstanding as of [●], 2025 (assuming target performance for performance-based RSUs with performance periods that have not been completed): Ms. Kussow–539,840; Mr. White–381,627; Mr. Kaestner–266,885; Mr. Hicks—165,212; and all current executive officers as a group (excluding Ms. Warren)–1,705,566. The reported amounts for Ms. Warren exclude 158,730 RSUs outstanding as of [●], 2025, which may vest as described under “Compensation Discussion and Analysis—2025 Compensation Decisions” above. The reported amounts for Mr. Fioravanti exclude 16,026 restricted shares, which are eligible to vest on April 13, 2026, the one year anniversary of his election to the Board. The reported amounts for Ms. Baier exclude the following number of performance-based RSUs that remain outstanding following her departure on April 13, 2025 (assuming the actual level of performance for completed performance periods and target performance for RSUs with a performance period that has not been completed): 538,598. Ms. Baier’s and Mr. White’s reported ownership includes unrestricted shares held in a joint account with her or his spouse.
(2)	On April 13, 2025, Ms. Baier ceased serving as our President and Chief Executive Officer and as a member of the Board.
(3)	Information regarding The Vanguard Group (“Vanguard”) is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by Vanguard. Vanguard reported that it has shared voting power with respect to 114,749 shares, sole dispositive power with respect to 17,774,545 shares and shared dispositive power with respect to 276,621 shares. The address of the principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Information regarding Camber Capital Management LP (“Camber”) is based solely on a Schedule 13G/A filed with the SEC on February 14, 2025 by Camber and Stephen DuBois. Camber reported that it has shared voting and shared dispositive power with respect to the shares reported in the table. The address of the principal business office of Camber is 101 Huntington Avenue, Suite 2101, Boston, MA 02199.
(5)	Information regarding Deerfield Partners, L.P. (“Deerfield”) is based solely on a Schedule 13G/A filed with the SEC on February 12, 2024 by Deerfield, James E. Flynn, Deerfield Management Company, L.P. and Deerfield Mgmt, L.P. Deerfield reported that it has shared voting power and shared dispositive power with respect to the shares reported in the table. The address of the principal business office of Deerfield is 345 Park Avenue South, 12th Floor, New York, NY 10010.
(6)	Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed with the SEC on April 17, 2025 by BlackRock. BlackRock reported that it has sole voting power with respect to 14,295,912 shares and sole dispositive power with respect to 14,518,120 shares. The address of the principal business office of BlackRock is 50 Hudson Yards, New York, NY 10001.
(7)	Information regarding Flat Footed LLC (“Flat Footed”) is based solely on a Schedule 13G/A filed on February 14, 2025 by Flat Footed and Marc Andersen. Flat Footed reported that it has shared voting power and shared dispositive power with respect to the shares in the table. The address of the principal business office of Flat Footed is 3415 North Pines Way, Suite 205, Wilson, WY 83014.

II-2

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many or few shares of Common Stock you own, please give us your proxy FOR the election of the Ortelius Nominees and in accordance with our recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

•	SIGNING the enclosed WHITE universal proxy card;
•	DATING the enclosed WHITE universal proxy card; and
•	MAILING the enclosed WHITE universal proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).
•	VOTING BY INTERNET using the unique “control number” and following the instructions that appear on your WHITE universal proxy card.

You may vote your shares in person at the Annual Meeting; however, even if you plan to attend the Annual Meeting in person, we recommend that you submit your WHITE universal proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you should be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE universal voting form and returning it in the enclosed pre-paid return envelope.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga as set forth below.

If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Ortelius’ proxy materials,

please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

(888) 368-0379

info@saratogaproxy.com

WHITE UNIVERSAL PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 5, 2025

BROOKDALE SENIOR LIVING INC.

2025 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
ORTELIUS ADVISORS, L.P. AND THE OTHER PARTICIPANTS IN ITS SOLICITATION

THE BOARD OF DIRECTORS OF BROOKDALE SENIOR LIVING INC.

IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Peter DeSorcy, Kenneth Mantel and John Ferguson and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Brookdale Senior Living Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2025 annual meeting of stockholders of the Company scheduled to be held on ______, 2025 at ______ Central Time at ___________ (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Ortelius Advisors, L.P. (together with the other participants in its solicitation, “Ortelius”) a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE SIX ORTELIUS NOMINEES AND “FOR” TWO COMPANY NOMINEES UNOPPOSED BY ORTELIUS IN PROPOSAL 1, “AGAINST” PROPOSAL 2, AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Ortelius’ solicitation of proxies for the Annual Meeting.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE UNIVERSAL PROXY CARD

[X] Please mark vote as in this example

ORTELIUS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SIX ORTELIUS NOMINEES AND “FOR” TWO COMPANY NOMINEES UNOPPOSED BY ORTELIUS, AND NOT TO VOTE “FOR” ANY OF THE REMAINING COMPANY NOMINEES LISTED BELOW IN PROPOSAL 1.

YOU MAY SUBMIT VOTES “FOR” UP TO EIGHT (8) NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN EIGHT (8) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES “FOR” THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN EIGHT (8) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

1.	Election of eight (8) nominees to serve as directors to the Board for a one-year term ending at the Company’s next annual meeting of stockholders and until his or her successor has been duly elected and qualified.
ORTELIUS NOMINEES	FOR	WITHHOLD
(a) Steven J. Insoft	☐	☐
(b) Paula J. Poskon	☐	☐
(c) Frank J. Small	☐	☐
(d) Ivona Smith	☐	☐
(e) Steven L. Vick	☐	☐
(f) Lori B. Wittman	☐	☐

COMPANY NOMINEES UNOPPOSED BY ORTELIUS	FOR	WITHHOLD
(a) _______________	☐	☐
(b) _______________	☐	☐

COMPANY NOMINEES OPPOSED BY ORTELIUS	FOR	WITHHOLD
(a) _______________	☐	☐
(b) _______________	☐	☐
(c) _______________	☐	☐
(d) _______________	☐	☐
(e) _______________	☐	☐
(f) _______________	☐	☐

WHITE UNIVERSAL PROXY CARD

ORTELIUS MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

2.	The Company’s advisory proposal to approve the Company’s named executive officer compensation.
☐ FOR	☐ AGAINST	☐ ABSTAIN

ORTELIUS MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

3.	The Company’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.
☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.